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                                                                  EXHIBIT 10(hh)
                                                                  --------------



















                            THE LAMSON & SESSIONS CO.

                       OUTSIDE DIRECTORS' BENEFIT PROGRAM

                (AS AMENDED AND RESTATED AS OF FEBRUARY 19, 2004)

























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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE I     DEFINITIONS....................................................1

ARTICLE II    ELIGIBILITY AND PARTICIPATION..................................4

ARTICLE III   RETIREMENT BENEFITS............................................4

ARTICLE IV    DEATH BENEFITS.................................................5

ARTICLE V     PAYMENT OF BENEFITS............................................6

ARTICLE VI    FINANCING OF BENEFITS..........................................6

ARTICLE VII   ADMINISTRATION.................................................7

ARTICLE VIII  AMENDMENT AND TERMINATION......................................8

ARTICLE IX    MISCELLANEOUS..................................................9




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                            THE LAMSON & SESSIONS CO.

                       OUTSIDE DIRECTORS' BENEFIT PROGRAM

                (AS AMENDED AND RESTATED AS OF FEBRUARY 19, 2004)

         This Outside Directors' Benefit Program (the "Program") is adopted by The Lamson & Sessions Co., an Ohio corporation (hereinafter referred to as the "Company") on behalf of certain members of the Company's Board of Directors.

                               WI T N E S S E T H

         WHEREAS, it is necessary for the Company to attract highly competent individuals to serve as non-employee members of the Company's Board of Directors so that it may compete effectively;

         WHEREAS, in order to attract such non-employee directors, it is the desire of the Company to establish a benefits program in order to provide certain retirement and death benefits for its outside directors and their beneficiaries commensurate with those offered by other companies;

         WHEREAS; the Company previously adopted the Program, effective as of January 1, 1989, as amended as of April 26, 1991; and

         WHEREAS, the Company desires to amend and restate the Program.

         NOW, THEREFORE, the Company hereby amends and restates The Lamson & Sessions Co. Outside Directors' Benefit Program as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 The words "Annual Retainer" shall mean for each calendar year the annual retainer paid by the Company to a Participant for services rendered to the Company as an Outside Director. "Annual Retainer" shall not include any fees paid to an Outside Director as a result of his serving on any committee of the Board of Directors.

         1.2 The words "Change in Control" shall mean:

             (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either: (i) the then-outstanding shares of common stock of the Company (the "Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Stock"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or



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                   (4) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
                   (c) of this definition; or

            (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange
                   Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

            (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

            (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

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         1.3 The word "Company" shall mean The Lamson & Sessions Co. or any successor corporation or other business organization which shall assume the obligations of this Program as provided herein with respect to the Participants.

         1.4 The words "Continuous Service" shall mean for any Participant the period during which he has served on the Board of Directors of the Company as an Outside Director. Such period shall be measured from the date the Participant becomes an Outside Director until the date he ceases to be an Outside Director. In the event that a member of the Board of Directors of the Company shall become an Outside Director by reason of his termination of employment with the Company, for purposes of this Program, such individual shall be deemed to have become an Outside Director on the first day following his last day of employment with the Company. In the event that a Participant ceases to be an Outside Director by reason of his becoming an employee of the Company or a majority-owned subsidiary thereof, for purposes of this Program, such individual shall be deemed to have ceased to be an Outside Director on the day immediately preceding the commencement of his employment.

         1.5 The word "Disabled" shall mean for any Participant that he has a medically demonstrable physical or mental impairment that prevents him from performing all or a significant portion of his duties and responsibilities as an Outside Director. A Participant will continue to be considered Disabled even though he is capable of being employed, or is actually employed as long as he continues to be unable to perform his duties and responsibilities as an Outside Director.

         1.6 The words "Final Annual Retainer" shall mean for a Participant an annual amount equal to his Annual Retainer determined as of the date he ceases to be an Outside Director.

         1.7 The words "Normal Retirement Date" shall mean the first day of the calendar quarter coinciding with or next following the later of a Participant's:

             (a) attainment of age seventy or, if the Director is still serving on the Board at age seventy, the date of his termination as a Director due to resignation, retirement, or otherwise; and

             (b)   completion of five years Vesting Service.

         1.8 The words "Outside Director" shall mean an individual during any period in which he is a member of the Board of Directors of the Company and is not an employee of the Company or any majority owned subsidiary thereof.

         1.9 The word "Participant" shall mean any Outside Director of the Company who has become a Participant in accordance with Article II hereof, and who remains a Participant hereunder.

         1.10 The word "Program" shall mean The Lamson & Sessions Co. Outside Directors' Benefit Program as it may be amended from time to time hereafter.

         1.11 The words "Vesting Service" shall mean for any Participant the aggregate of all his periods of Continuous Service. Two or more such periods that contain fractions of a year (computed in months and days) shall be aggregated on the basis of twelve months constituting a year and thirty days constituting a month.

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                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

         2.1 An Outside Director shall become a Participant under this Program after one year of Continuous Service as an Outside Director.

         2.2 In the event that a former Participant shall again become an Outside Director, such former Participant shall immediately become a Participant under this Program.

                                  ARTICLE III

                              RETIREMENT BENEFITS

         3.1 Each Participant who remains an Outside Director until his completion of five years of Vesting Service shall be eligible for retirement benefits under this Program commencing on the first day of the calendar quarter coinciding with or next following the later of his Normal Retirement Date or the date he ceases to be an Outside Director; provided, however, that if a Participant ceases to be an Outside Director as a result of a Change in Control, the Participant shall be eligible for retirement benefits under this Program commencing on the first day of the calendar quarter coinciding with or next following the Change in Control. Such benefits shall be payable, in arrears, commencing on the first day of the second calendar quarter following the later of his Normal Retirement Date or the date he ceases to be an Outside Director; provided, however, in the event of a Change in Control such benefits shall be payable in arrears, commencing on the first day of the calendar quarter coinciding with or next following the Change in Control. The annual amount of retirement benefits payable to a Participant eligible therefore pursuant to this
Section 3.1 shall be equal to his Final Annual Retainer.

         3.2 In lieu of the benefits set forth in Section 3.1 hereof, each Participant who remains an Outside Director until his completion of five years of Vesting Service may elect to receive his retirement benefits under this Program commencing on the first day of the second calendar quarter on or after the later of his attainment of age sixty or the date he ceases to be an Outside Director. Such benefits shall be payable in arrears. The annual amount of retirement benefits payable to a participant eligible therefore pursuant to this
Section 3.2 shall be equal to his Final Annual Retainer reduced by five-sixths (5/6ths) of one percent (1%) for each month prior to his Normal Retirement Date such retirement benefits commence.

         3.3 Each Participant who ceases to be an Outside Director as a result of his becoming Disabled shall be eligible for retirement benefits under this Program commencing on the first day of the calendar quarter coinciding with or next following the date he ceases to be an Outside Director. Such benefits shall be payable in arrears, commencing on the first day of the second calendar quarter coinciding with or next following the date he ceases to be an Outside Director. The annual amount of retirement benefits payable to a Participant eligible therefore pursuant to this Section 3.3 shall be equal to his Final Annual Retainer.

         3.4 Retirement benefits payable under this Article III shall be paid pursuant to the provisions of Article V hereof.

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                                   ARTICLE IV

                                 DEATH BENEFITS

         4.1 In the event that a Participant dies while he is an Outside Director, his beneficiary shall be entitled to receive benefits in an annual amount equal to such Participant's Final Annual Retainer. Such amount shall commence to be paid to the beneficiary in arrears on the first day of the second calendar quarter coinciding with or next following the date of the Participant's death. Such payment shall be made in accordance with the provisions of Article V hereof.

         4.2 In the event that a former Participant who had completed five years of Vesting Service shall die before retirement benefits have commenced to be paid to him pursuant to Article III, his beneficiary shall be entitled to benefits commencing at the deceased Participant's Normal Retirement Date in an annual amount equal to his Final Annual Retainer. In lieu of payments commencing on the deceased Participant's Normal Retirement Date, the beneficiary may elect to receive benefits commencing on any date on or after the deceased participant's sixtieth birthday in which even the annual amount of benefits will be reduced by five-sixths (5/6ths) of one percent (1%) for each month prior to the deceased Participant's Normal Retirement Date that such benefits commence.

         4.3 In the event that a former Participant dies after the commencement of payment of retirement benefits under Article V, his beneficiary shall be entitled to receive the balance of the payments, if any, that the former Participant would have received under Article V hereof if he had lived.

         4.4 Unless a Participant or former Participant has designated a death beneficiary in accordance with the provisions of Section 4.5 hereof, his death beneficiary shall be deemed to be the person or persons in the first of the following classes in which there are any survivors of such Participant or former
Participant:

                        (a)      his spouse at the time of death;

                        (b)      his issue, per stirpes:

                        (c)      his parents; or

                        (d)      the executor or administrator of his estate.

         4.5 In lieu of having the amounts payable pursuant to this Article IV paid to a death beneficiary determined in accordance with the provisions of
Section 4.4 hereof, a participant or former Participant may designate, by written instrument, a different death beneficiary or death beneficiaries to receive such amounts.

         4.6 In the event that a Participant or former Participant, dies at a time when he has a designation on file with the Company which does not dispose of all of the amounts payable under this Program upon his death, then the amounts payable on behalf of said participant or former Participant, the disposition of which was not determined by the Participant's or former Participant's designation, shall be paid to a death beneficiary determined under the provisions of Section 4.4 hereof.

         4.7 Any ambiguity in a Participant's or former Participant's death beneficiary designation shall be resolved by the Company. The Company may direct a participant or former Participant to clarify his designation and, if necessary, execute a new designation containing such clarification.

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                                    ARTICLE V

                               PAYMENT OF BENEFITS

         5.1 Subject to the provisions of Sections 5.2 and 5.3 hereof, payment of retirement or death benefits will commence as of the date specified in
Article III or Article IV hereof and be payable for ten years. Payments under the Program shall be made quarterly on the first day of each calendar quarter.

         5.2 In lieu of payments pursuant to Section 5.1 hereof, a Participant or beneficiary may elect to receive his benefits in a single lump-sum payment. Such lump-sum payment shall be the actuarial equivalent of the payments provided under Section 5.1 hereof.

         5.3 Notwithstanding anything in this Program to the contrary, the Company may elect at its sole discretion to pay retirement or death benefits in a single lump-sum payment without the consent of the Participant or beneficiary in full settlement of such Participant or beneficiary's rights under the Program. Such payment shall be the actuarial equivalent of the payments provided under Section 5.1 hereof.

         5.4 In determining the amount payable as a lump sum pursuant to Section
5.2 or Section 5.3 hereof, the Company shall use such actuarial methods and assumptions as it shall deem appropriate subject to the foregoing:

             (a) payments shall be made in arrears and will be deemed to commence on the first day of the second calendar quarter after the Participant's or deceased Participant's Normal Retirement Date unless the Program provides for the commencement of benefits on another date, or unless the Participant or his beneficiary has elected another date; and

             (b) payments will be discounted to their present value using the applicable Federal Mid-Term Rate determined under Section I 247(d)(1) of the Internal Revenue Code as of the beginning of the month during which the lump-sum payment is to be paid.

                                   ARTICLE VI

                              FINANCING OF BENEFITS

         The retirement and death benefits, provided herein, shall not be funded or financed by the Company in any manner, and no escrow, trust fund, Insurance contract or contracts or other funding medium shall be established or purchased by the Company for the benefit of the Participants or their beneficiaries. All such benefits shall be payable solely from the general funds of the Company. The undertakings of the Company herein constitute merely the unsecured promise of the Company to make the payments and provide the benefits set forth herein.

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                                   ARTICLE VII

                                 ADMINISTRATION

         7.1 The Company shall be responsible for the general administration of the Program and shall have all such powers as may be necessary to carry out the provisions of the Program and may, from time to time, establish rules for the administration of the Program and the transaction of the Program's business. The Company shall have the following powers and duties to:

            (a) Enact such rules, regulations, and procedures and to prescribe the use of such forms as it shall deem advisable.

            (b) Appoint or employ such agents, attorneys, actuaries, and assistants, at the expense of the Company, as it may deem necessary to keep its records or to assist it in taking any other action.

            (c) Interpret the Program, and to resolve ambiguities, inconsistencies, and omissions, to determine any question of fact, to determine the right to benefits of and the amount of benefits, if any, payable to, any person in accordance with the provisions of the Program.

         7.2 If any Participant, any beneficiary, or the authorized representative of a Participant or beneficiary shall file an application for benefits hereunder and such application is denied by the Company, in whole or in part, he shall be notified in writing of the specific reason or reasons for such denial. The notice shall also set forth the specific Program provisions upon which the denial is based, an explanation of the provisions of Section 7.3 hereof, and any other information deemed necessary or advisable by the Company.

         7.3 Any Participant, any beneficiary, or any authorized representative of a Participant or beneficiary whose application for benefits hereunder has been denied, in whole or in part, by the Company may, upon written notice to the Company, request a review by an Appeal Examiner appointed by the Board of Directors of the Company of such denial of his application. Such review may be made by written briefs submitted by the applicant and the Company or at a hearing, or by both, as shall be deemed necessary by the Appeal Examiner. Any hearing conducted by an Appeal Examiner shall be held in such location as shall be reasonably convenient to the applicant. The date and time of any such hearing shall be designated by the Appeal Examiner upon not less than seven days' notice to the applicant and the Company unless both of them accept shorter notice. The Appeal Examiner shall make every effort to schedule the hearing on a day and at a time which is convenient to both the applicant and the Company. If the applicant does not request a hearing, the Appeal Examiner may review the denial of such benefits. After the review has been completed, the Appeal Examiner shall render a decision in writing, a copy of which shall be sent to both the applicant and the Company. Such decision shall set forth the specific reason or reasons for the decision and the specific Program provisions upon which the decision is based.

         7.4 The interpretations, determinations and decisions of the Company and the Appeal Examiner shall, except to the extent provided in Section 7.3 hereof and in this Section 7.4, be final and binding upon all persons with respect to any right, benefit and privilege hereunder. The review procedures of said Section 7.3 shall be the sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise.

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         7.5 The Appeal Examiner and the Company and its officers, members, employees and agents shall have no duty or responsibility under the Program other than the duties and responsibilities expressly assigned to them herein or delegated to them pursuant hereto. None of them shall have any duty or responsibility with respect to the duties or responsibilities assigned or delegated to another of them.

         7.6 The Appeal Examiner and the Company and its officers, employees, members and agents shall incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in good faith in the administration of the Program. The Appeal Examiner shall be indemnified and saved harmless by the Company from and against any and all liabilities to which he or she may be subjected by reason of any act or conduct in his or her capacity under this Program, including all expenses reasonably incurred in his or her defense.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

         8.1 Subject to the provisions of this Article VIII, this Program may be amended by the Company at any time, or from time to time, and may be terminated by the Company at any time.

         8.2 Notwithstanding anything in Section 8.1 hereof to the contrary, in no event shall any amendment of the Program;

             (a) reduce the amount of any Participant's or beneficiary's benefits hereunder based on his current Annual Retainer unless such Participant or beneficiary consents in writing to such reduction; or

             (b) deprive any Participant of the ability to vest in his benefits hereunder based on such Participants current Annual Retainer pursuant to Article III.

         8.3 Upon termination of the Program, each Participant shall be fully vested in his benefits hereunder based on his current Annual Retainer. Such retirement benefits shall be determined as if a Participant ceased to be an Outside Director on the date of the Program's termination and shall be immediately distributed to a Participant in a single lump-sum payment pursuant to the terms of Section 5.3 hereof.

         8.4 In the event the Company shall cease to exist by reason of merger or other corporate reorganization, this Program shall automatically terminate and the provisions of Section 8.3 hereof will apply.

         8.5 Notwithstanding any provision of this Article VIII to the contrary, the Company may amend or modify this Program in any respect which shall be necessary or advisable in order that this Program shall not constitute an employed pension benefit plan as defined in Section 3(2) of the Employee Retirement income Security Act of 1974 as amended.

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                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Neither anything contained herein, nor any acts done pursuant to this Program, shall be construed as entitling any Participant to be continued as an Outside Director of the Company for any period of time nor as obliging the Company to keep any Participant as an Outside Director for any period of time, nor shall any individual have any rights whatsoever, legal or equitable, against the Company as a result of this Program except those expressly granted to him hereunder.

         9.2 The undertakings of the Company herein constitute merely the unsecured promise of the Company to make the payments and provide the benefits as provided for herein. No property of the Company is or shall, by reason of this Program, be held in trust for any Participant, or any other person, and neither the Participants nor any other person shall have by reason of this Program, any right title or interest of any kind in or to any property of the Company.

         9.3 Whenever any pronoun is used herein, it shall be construed to include the masculine pronoun, the feminine pronoun or the neuter pronoun as shall be appropriate.

         9.4 This Program shall be construed under and in accordance with the laws of the State of Ohio and of the United States of America.

         9.5 In the event that any provision or term of this Program, or any agreement or instrument required by the Company hereunder, quasi-judicial or administrative body to be void or not enforceable for any reason, all other provisions or terms of this Program or such agreement or instrument shall remain in full force and effect and shall be enforceable as if such void or non-enforceable provision or term had never been a part of this Program, or such agreement or instrument.

         9.6 No benefits under this Program shall be subject in any manner to be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such benefits in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits as are herein provided for him.

         9.7 Any payment to or for the benefit of any Participant, retired Participant, terminated Participant, Disabled Participant, or beneficiary, in accordance with the provisions of this program, shall to the extent thereof be in full satisfaction of all claims hereunder against the Program and the Company, any of whom may require such Participant, retired Participant, terminated Participant, Disabled Participant, or beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Company, as the case may be.

February 19, 2004

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